Exhibit 99.1

China Information Security Technology Announces New Chief Financial Officer

–Ms. Jackie You Kazmerzak Named Chief Financial Officer –

SHENZHEN, China, August 11, 2009 – China Information Security Technology, Inc., (NASDAQ: CPBY) ("China Information Security," "CIST" or the "Company"), a leading total solutions provider of digital security, geographic information, and hospital information systems in China, today appointed Ms. Jackie You Kazmerzak as its Chief Financial Officer, effective August 17, 2009.

Ms. Kazmerzak is a seasoned executive with more than 10 years' experience in corporate finance and investment management. Prior to joining CIST, she was in charge of China investments for JLF Asset Management, and before that, served as Chief Financial Officer of the publicly traded Diguang International Development Company, Ltd. Earlier in her career, Ms. Kazmerzak was a portfolio manager at Sand Hill Advisors in Palo Alto, California, and an investment officer at Northern Trust in San Francisco. She began her career at Bank of America in the corporate finance division and has been a guest lecturer at INSEAD's MBA school. A Chartered Financial Analyst (CFA), Ms. Kazmerzak serves as a Strategic Advisor to CFA China. She received her bachelor's degree in economics from Shanghai International Studies University and obtained her MBA with a concentration in finance from Arizona State University.

During her extensive career as an investment and financial executive, Ms. Kazmerzak successfully built and managed accounting systems, improved financial reporting and controls, tied employee incentives to shareholder value and served as a strategic partner for CEOs and COOs in forming business and capital markets strategies. A Shanghai native with a decade's study and investment experience in the U.S., Ms. Kazmerzak has gained a great appreciation of the differences in cultural and business practices in China and the U.S., and has helped to bridge the gap between investors and management in both countries.

"We are very pleased to welcome Jackie to our senior management team," commented Mr. Jiang Huai Lin, CEO and Chairman of the Board of China Information Security Technology. "Jackie brings us her rich experience in investment management, profound knowledge of capital markets and internal control requirements of U.S. listed companies, multi-cultural experience, strong communication skills, and a successful track record as CFO. Throughout her career, she has demonstrated successful leadership and accomplishments in various corporate functions that our Company seeks to improve. We believe that her extensive experience in investment management will also help us to better understand and address investors' needs and manage expectations. We look forward to working closely with Jackie, and we are confident that she will be invaluable in helping China Information Security accomplish its future growth objectives."

Ms. Kazmerzak's appointment as CFO was occasioned by the resignation of Ms. Wendy Wang from the post on August 7, 2009, for personal reasons, however, Ms. Wang will remain with the Company for an interim period in order to assist with the transition. Mr. Jiang Huai Lin stated, "We would like to express our deep appreciation to Wendy for her dedication, professionalism and leadership during her tenure as our CFO. She has made outstanding contributions to enhancing our finance and accounting operations. We thank her for her hard work and wish her the best in her future endeavors."

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security Technology, Inc. ("CIST" or the "Company") headquartered in Shenzhen, China ("PRC"), is a leading application software developer, systems integrator and full-service Geographic Information Systems ("GIS") solutions provider to the public security and civil-use markets in China, dedicated to the use of information technology to improve public safety and information management. Its main business lines range from digital information security, to GIS, and digital hospital information systems. The Company provides a broad portfolio of fully integrated solutions and services, including its First Responder Coordination Platform, Intelligent Border Control System, Residence Card Information Management System, Police- and Civil-use GIS products, and Digital Hospital Information System, to serve the growing demand for digital geographic information, hospital and electronic medical record systems in China. Its commitment to leading-edge technology and quality assurance has won the Company numerous government and enterprise contracts throughout China. To learn more about the Company, please visit its corporate website at http://www.chinacpby.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the significance of Ms. Kazmerzak's appointment as CFO and her ability to help the Company accomplish its future growth objectives; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Iris Yan
China Information Security Technology, Inc.
Tel: +86-755-8370-4767
Email: ir@chinacpby.com
Website: http://www.chinacpby.com

Investor Relations Contact:
ICR: Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com